Exhibit 99.1

PRESS RELEASE

PacWest Bancorp
(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	303-802-8900	714-989-4705

Contact:	William J. Black
Executive Vice President
Strategy and Corporate Development
Phone:	919-597-7466

FOR IMMEDIATE RELEASE		October 14, 2020

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE THIRD QUARTER 2020

Significant Items

•	Net Earnings of $45.5 Million, or $0.38 Per Diluted Share
•	Strong Pre-Provision, Pre-Tax Net Revenue (“PPNR”) of $156.2 Million
•	Strong Capital Position – CET1 Ratio up 49 Basis Points to 10.46%
•	Core Deposits Up $1.6 Billion or 10% in Q3; Represents 88% of Total Deposits
•	Tax Equivalent Net Interest Margin of 3.90% Compared to 4.20% in Q2
•	Cost of Average Total Deposits Decreased to 17 Basis Points

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the third quarter of 2020 of $45.5 million, or $0.38 per diluted share, compared to net earnings for the second quarter of 2020 of $33.2 million, or $0.28 per diluted share. The increase in net earnings for the third quarter was due primarily to a $23 million decrease in the provision for credit losses.

Matt Wagner, President and CEO, commented, “Our operations continue to produce strong revenues and internal capital as evidenced by $156.2 million in PPNR during the third quarter, which resulted in a PPNR return on average assets of 2.22%. These solid operating earnings highlight the resilience of our business as we navigate the challenging economic conditions.”

Mr. Wagner continued, “We experienced strong deposit growth again in the third quarter, resulting in a significant increase in liquidity. Our average deposits in financial institutions balance was $2.6 billion in the third quarter with a yield of 10 basis points. While our focus is on managing net interest income, this excess liquidity had a negative impact on our third quarter NIM of 32 basis points.”

Mr. Wagner added, “Our priority continues to be on mitigating potential credit losses in our portfolios, especially those portfolios impacted most by COVID-19. We were proactive in downgrading loans in the first quarter at the start of the pandemic, and the net loan migration to the special mention and classified categories during the second and third quarters was minimal. As of September 30, 2020, only 3.3% of loans are on deferral with the vast majority of those expiring in November 2020, while only 13% of loans previously granted a deferral received a second modification.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	Increase	September 30,		Increase
Financial Highlights	2020	2020	(Decrease)	2020	2019	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings (loss)	$45,503	$33,204	$12,299	$(1,354,404)	$350,755	$(1,705,159)
Diluted earnings (loss) per share	$0.38	$0.28	$0.10	$(11.60)	$2.91	$(14.51)
Return on average assets	0.65%	0.50%	0.15	(6.65)%	1.80%	(8.45)
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") (1)	$156,174	$166,172	$(9,998)	$483,223	$504,873	$(21,650)
PPNR return on average assets (1)	2.22%	2.51%	(0.29)	2.37%	2.59%	(0.22)
Return on average tangible equity (1)	8.20%	6.39%	1.81	7.16%	21.77%	(14.61)

Net interest margin ("NIM") (tax equivalent)	3.90%	4.20%	(0.30)	4.13%	4.62%	(0.49)
Yield on average loans and leases (tax equivalent)	5.01%	5.01%	-	5.18%	6.11%	(0.93)
Cost of average total deposits	0.17%	0.25%	(0.08)	0.32%	0.79%	(0.47)
Efficiency ratio	45.1%	42.9%	2.2	42.9%	42.1%	0.8

Total assets	$28,426,716	$27,365,738	$1,060,978	$28,426,716	$26,724,627	$1,702,089
Loans and leases held for investment, net of deferred fees	$19,026,200	$19,694,631	$(668,431)	$19,026,200	$18,735,543	$290,657
Noninterest-bearing demand deposits	$9,346,744	$8,629,543	$717,201	$9,346,744	$7,441,185	$1,905,559
Core deposits	$21,117,629	$19,535,814	$1,581,815	$21,117,629	$16,471,264	$4,646,365
Total deposits	$23,965,695	$22,928,579	$1,037,116	$23,965,695	$19,733,203	$4,232,492

As percentage of total deposits:
Noninterest-bearing demand deposits	39%	38%	1	39%	38%	1
Core deposits	88%	85%	3	88%	84%	4

Equity to assets ratio	12.26%	12.62%	(0.36)	12.26%	18.41%	(6.15)
Tangible common equity ratio (1)	8.71%	8.93%	(0.22)	8.71%	9.65%	(0.94)
Book value per share	$29.42	$29.17	$0.25	$29.42	$41.06	$(11.64)
Tangible book value per share (1)	$20.09	$19.80	$0.29	$20.09	$19.43	$0.66

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased by $3.0 million to $251.3 million for the third quarter of 2020 compared to $254.3 million for the second quarter of 2020 due mainly to a lower balance of average loans and leases. The tax equivalent yield on average loans and leases was 5.01% for both the third and second quarters of 2020.

The tax equivalent NIM was 3.90% for the third quarter of 2020 compared to 4.20% for the second quarter of 2020. The decrease in the NIM was due mostly to the change in the earning asset mix. Average loans and leases decreased by $756 million, while the average balance of deposits in financial institutions increased by $1.8 billion in the third quarter of 2020. This excess liquidity had a negative impact on the third quarter tax equivalent NIM of 32 basis points, while the PPP loans, which have a coupon rate of 1%, had a negative impact of seven basis points.

The cost of average total deposits decreased to 0.17% for the third quarter of 2020 from 0.25% for the second quarter of 2020. The lower cost of average total deposits was due primarily to the repricing of maturing time deposits. The cost of deposits at September 30, 2020 was 0.13%.

Provision for Credit Losses

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Provision for Credit Losses	2020	2020	(Decrease)
	(In thousands)
Addition to allowance for loan and lease losses	$81,000	$93,000	$(12,000)
Addition to reserve for unfunded loan commitments	16,000	27,000	(11,000)
Total provision for credit losses	$97,000	$120,000	$(23,000)

The provision for credit losses was $97.0 million for the third quarter of 2020, down $23.0 million from the second quarter of 2020. This reduction reflected improvement in certain key macro-economic forecast variables (unemployment and real GDP growth), partially offset by deterioration in other key macro-economic variables, including CRE price index and BBB spreads, and increased provisions for individually evaluated loans and leases.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2020	2020	(Decrease)
	(In thousands)
Service charges on deposit accounts	$2,570	$2,004	$566
Other commissions and fees	10,541	10,111	430
Leased equipment income	9,900	12,037	(2,137)
Gain on sale of loans and leases	35	346	(311)
Gain on sale of securities	5,270	7,715	(2,445)
Other income:
Dividends and gains on equity investments	6,945	2,947	3,998
Warrant income	500	1,973	(1,473)
Other	2,491	1,725	766
Total noninterest income	$38,252	$38,858	$(606)

Noninterest income decreased by $0.6 million to $38.3 million for the third quarter of 2020 compared to $38.9 million for the second quarter of 2020 due primarily to decreases of $2.4 million in gain on sale of securities, $2.1 million in leased equipment income, and $1.5 million in warrant income, offset partially by a $4.0 million increase in dividends and gains on equity investments. The decrease in gain on sale of securities resulted from the sale of $17 million of securities for a gain of $5.3 million in the third quarter compared to sales of $122 million of securities for a gain of $7.7 million in the second quarter. The decrease in leased equipment income was due to lower gains from early lease terminations and lower rental income due to an operating lease placed on nonaccrual status in the third quarter. The decrease in warrant income was due to lower gains from exercised warrants. The increase in dividends and gains on equity investments resulted primarily from net fair value gains of $5.9 million on equity investments still held.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2020	2020	(Decrease)
	(In thousands)
Compensation	$75,131	$61,910	$13,221
Occupancy	14,771	14,494	277
Data processing	6,505	7,102	(597)
Other professional services	4,713	4,146	567
Insurance and assessments	3,939	9,373	(5,434)
Intangible asset amortization	3,751	3,882	(131)
Leased equipment depreciation	7,057	7,102	(45)
Foreclosed assets expense (income), net	335	(146)	481
Customer related expense	4,762	4,408	354
Loan expense	3,499	3,379	120
Other	8,939	11,315	(2,376)
Total noninterest expense	$133,402	$126,965	$6,437

Noninterest expense increased by $6.4 million to $133.4 million for the third quarter of 2020 compared to $127.0 million for the second quarter of 2020 attributable primarily to a $13.2 million increase in compensation expense, offset partially by decreases of $5.4 million in insurance and assessments expense and $2.4 million in other expense. The increase in compensation expense was due mainly to higher bonus accruals of $12.4 million and stock compensation expense of $1.4 million. The decrease in insurance and assessments expense was due to a decrease in the FDIC assessment expense due primarily to increases in liquidity and uninsured deposits during the last two quarters. The decrease in other expense was due primarily to $6.6 million in prepayment penalties incurred in the second quarter from the early payoff of $750 million of FHLB term advances, which was offset partially by higher legal accruals in the third quarter.

Income Taxes

The effective income tax rate was 23.1% for the third quarter compared to 28.1% for the second quarter of 2020. Excluding non-deductible goodwill impairment, the effective tax rate for the full year 2020 is currently estimated to be in the range of 25-27%. The lower effective tax rate in the third quarter was due mainly to higher shortfall amounts from restricted stock vestings in the second quarter that elevated the second quarter effective tax rate.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Nine Months Ended
Roll Forward of Loans and Leases Held	September 30,	June 30,	September 30,
for Investment, Net of Deferred Fees (1)	2020	2020	2020
	(Dollars in thousands)
Balance, beginning of period	$19,694,631	$19,745,305	$18,846,872
Additions:
Production	519,671	1,802,956	3,112,373
Disbursements	1,008,336	800,458	3,805,874
Total production and disbursements	1,528,007	2,603,414	6,918,247
Reductions:
Payoffs	(982,889)	(612,837)	(2,408,433)
Paydowns	(1,160,692)	(2,022,376)	(4,236,773)
Total payoffs and paydowns	(2,143,581)	(2,635,213)	(6,645,206)
Sales	(2,979)	(3,089)	(6,068)
Transfers to foreclosed assets	(12,594)	-	(14,370)
Charge-offs	(37,284)	(15,786)	(73,275)
Total reductions	(2,196,438)	(2,654,088)	(6,738,919)
Net (decrease) increase	(668,431)	(50,674)	179,328
Balance, end of period	$19,026,200	$19,694,631	$19,026,200

Weighted average rate on production (2)	4.95%	2.33%	3.27%

(1)	Includes direct financing leases but excludes equipment leased to others under operating leases.
(2)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 23 basis points to loan yields in 2020.

Loans and leases held for investment, net of deferred fees, decreased by $668.4 million in the third quarter of 2020 to $19.0 billion at September 30, 2020. The majority of the decrease in the loans and leases balance in the third quarter of 2020 was in the commercial category as business lending demand has decreased during the COVID-19 pandemic. Total revolving balances declined by approximately $350 million in the third quarter due to a lower line utilization rate. The largest decreases were in the lender finance, equipment finance, venture capital, and security monitoring portfolios. The weighted average rate on third quarter production increased to 4.95%. The increase was due to the unusually low rate on second quarter production since $1.2 billion, or 69%, of second quarter loan production related to PPP loans at a coupon rate of 1%. Excluding PPP loans, the weighted average rate on second quarter production was 5.39%.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	September 30, 2020		June 30, 2020		September 30, 2019
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total
	(In thousands)
Real estate mortgage:
Commercial	$4,192,466	22%	$4,222,075	22%	$4,300,566	23%
Income producing and other residential	3,684,579	19%	3,733,659	19%	3,596,358	19%
Total real estate mortgage	7,877,045	41%	7,955,734	41%	7,896,924	42%
Real estate construction and land:
Commercial	1,241,647	7%	1,167,609	6%	1,009,362	6%
Residential	2,182,100	11%	2,172,919	11%	1,542,112	8%
Total real estate construction and land	3,423,747	18%	3,340,528	17%	2,551,474	14%
Total real estate	11,300,792	59%	11,296,262	58%	10,448,398	56%
Commercial:
Asset-based	3,153,048	17%	3,412,431	17%	3,810,741	20%
Venture capital	1,637,132	9%	1,814,341	9%	2,209,649	12%
Other commercial	2,572,994	13%	2,760,278	14%	1,858,167	10%
Total commercial	7,363,174	39%	7,987,050	40%	7,878,557	42%
Consumer	362,234	2%	411,319	2%	408,588	2%

Total loans and leases held for investment, net of deferred fees	$19,026,200	100%	$19,694,631	100%	$18,735,543	100%

Total unfunded loan commitments	$7,178,506		$7,745,921		$7,790,796

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended September 30, 2020
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$301,050	$80,571	$381,621
Charge-offs	(37,284)	-	(37,284)
Recoveries	1,200	-	1,200
Net charge-offs	(36,084)	-	(36,084)
Provision	81,000	16,000	97,000
Ending balance	$345,966	$96,571	$442,537

	Three Months Ended June 30, 2020
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$221,292	$53,571	$274,863
Charge-offs	(15,786)	-	(15,786)
Recoveries	2,544	-	2,544
Net charge-offs	(13,242)	-	(13,242)
Provision	93,000	27,000	120,000
Ending balance	$301,050	$80,571	$381,621

The allowance for credit losses increased by $60.9 million in the third quarter of 2020 to $442.5 million. The increase in the allowance for credit losses during the third quarter was attributable to changes in the economic forecast and changes to modeling assumptions. Net charge-offs increased from $13.2 million in the second quarter to $36.1 million in the third quarter due primarily to one security monitoring loan with a charge-off of $32.8 million. This loan was the only junior lien exposure in the security monitoring portfolio and, accordingly, additional losses of this magnitude are not expected.

Gross charge-offs for the third quarter of 2020 were $37.3 million and included $35.4 million for other commercial loans and $1.5 million for commercial real estate mortgage loans compared to gross charge-offs for the second quarter of 2020 of $15.8 million that included $6.5 million for venture capital loans, $5.0 million for other commercial loans, and $4.2 million for commercial real estate mortgage loans.

Recoveries for the third quarter of 2020 were $1.2 million and included $0.6 million for venture capital loans and $0.3 million for other commercial loans compared to recoveries for the second quarter of 2020 of $2.5 million that included $2.3 million for other commercial loans.

For the three and nine months ended September 30, 2020, annualized net charge-offs to average loans and leases were 0.75% and 0.47%, respectively.

The allowance for credit losses as a percentage of loans and leases held for investment was 2.33% at September 30, 2020 and 1.94% at June 30, 2020. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.82% at September 30, 2020 and 1.53% at June 30, 2020. The allowance for credit losses and allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding PPP loans that are fully guaranteed and do not carry any allowance, was 2.48% and 1.94% at September 30, 2020, respectively, compared to 2.06% and 1.63% at June 30, 2020, respectively.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30, 2020		June 30, 2020		September 30, 2019
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Noninterest-bearing demand	$9,346,744	39%	$8,629,543	38%	$7,441,185	38%
Interest checking	4,657,511	20%	4,858,168	21%	3,645,660	18%
Money market	6,539,313	27%	5,498,150	24%	4,870,344	25%
Savings	574,061	2%	549,953	2%	514,075	3%
Total core deposits	21,117,629	88%	19,535,814	85%	16,471,264	84%
Non-core non-maturity deposits	1,123,909	5%	1,217,266	5%	479,732	2%
Total non-maturity deposits	22,241,538	93%	20,753,080	90%	16,950,996	86%
Time deposits $250,000 and under	1,047,621	4%	1,522,928	7%	2,282,976	12%
Time deposits over $250,000	676,536	3%	652,571	3%	499,231	2%
Total time deposits	1,724,157	7%	2,175,499	10%	2,782,207	14%
Total deposits	$23,965,695	100%	$22,928,579	100%	$19,733,203	100%

At September 30, 2020, core deposits totaled $21.1 billion, or 88% of total deposits, including $9.3 billion of noninterest-bearing demand deposits, or 39% of total deposits. Core deposits increased by $1.6 billion in the third quarter driven by continued strong deposit growth from our venture banking clients.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at September 30, 2020 were $1.2 billion, of which $1.0 billion was managed by PWAM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,	Increase
Credit Quality Metrics	2020	2020	(Decrease)
	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$85,615	$166,113	$(80,498)
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	13,747	1,449	12,298
Total nonperforming assets ("NPAs")	$99,362	$167,562	$(68,200)

Performing TDRs held for investment	$13,679	$15,037	$(1,358)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.45%	0.84%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.52%	0.85%

Loan and Lease Credit Risk Ratings:
Pass	$17,967,872	$18,635,004	$(667,132)
Special mention	783,756	766,397	17,359
Classified	274,572	293,230	(18,658)
Total loans and leases held for investment, net of deferred fees	$19,026,200	$19,694,631	$(668,431)

Classified loans and leases held for investment to loans and leases held for investment	1.44%	1.49%

Allowance for Credit Losses:
Allowance for loan and lease losses	$345,966	$301,050	$44,916
Reserve for unfunded loan commitments	96,571	80,571	16,000
Allowance for credit losses	$442,537	$381,621	$60,916
Provision for credit losses (for the quarter)	$97,000	$120,000	$(23,000)
Net charge-offs (for the quarter)	$36,084	$13,242	$22,842
Net charge-offs to average loans and leases(for the quarter)	0.75%	0.27%
Allowance for loan and lease losses to loans and leases held for investment	1.82%	1.53%
Allowance for credit losses to loans and leases held for investment	2.33%	1.94%
Allowance for credit losses to nonaccrual loans and leases held for investment	516.9%	229.7%

(1)	Nonaccrual loans include guaranteed amounts of $13.8 million at September 30, 2020 and $16.2 million at June 30, 2020.

During the third quarter of 2020, classified loans and leases decreased by $18.7 million driven mostly by payoffs, paydowns, and other reductions of $55.0 million, charge-offs of $35.7 million, and the transfer to other real estate owned of $12.6 million, offset partially by the migration of $66.0 million in loans and leases from special mention and downgrades from pass of $19.4 million. Special mention loans and leases increased by $17.4 million driven mainly by downgrades from pass of $167.3 million, offset partially by upgrades to pass of $39.4 million, payoffs, paydowns, and other reductions of $44.5 million, and the migration of $66.0 million in loans and leases to classified.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	September 30, 2020		June 30, 2020		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due
	(Dollars in thousands)
Real estate mortgage:
Commercial	$45,120	$-	$61,771	$-	$(16,651)	$-
Income producing and other residential	2,008	1,761	2,207	-	(199)	1,761
Total real estate mortgage	47,128	1,761	63,978	-	(16,850)	1,761
Real estate construction and land:
Commercial	324	-	337	-	(13)	-
Residential	-	3,108	-	1,021	-	2,087
Total real estate construction and land	324	3,108	337	1,021	(13)	2,087
Commercial:
Asset-based	2,817	-	19,013	3,697	(16,196)	(3,697)
Venture capital	2,001	2,319	8,270	1,924	(6,269)	395
Other commercial	32,941	185	73,995	191	(41,054)	(6)
Total commercial	37,759	2,504	101,278	5,812	(63,519)	(3,308)
Consumer	404	791	520	1,067	(116)	(276)
Total held for investment	$85,615	$8,164	$166,113	$7,900	$(80,498)	$264

During the third quarter of 2020, nonaccrual loans and leases decreased by $80.5 million due primarily to charge-offs of $35 million, payoffs of $29 million, and transfers to foreclosed assets of $12.6 million.

CAPITAL

The following table presents certain actual capital ratios and ratios excluding PPP loans:

	September 30, 2020
		Excluding		June 30,
		PPP		2020
	Actual (1)	Loans (1)		Actual
PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio	8.66%	9.07	%(3)	8.93%
Common equity tier 1 capital ratio	10.46%	10.46%		9.97%
Total capital ratio	13.74%	13.74%		13.18%
Tangible common equity ratio (2)	8.71%	9.12	%(3)	8.93%

(1)	Capital information for September 30, 2020 is preliminary.
(2)	Non-GAAP measure.
(3)	PPP loans have been excluded from total assets in denominator as they are zero risk-weighted.

STOCK REPURCHASE PROGRAM

During the third quarter of 2020, there were no stock repurchases. On April 21, 2020, we announced that stock repurchases were suspended indefinitely.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $28 billion in assets headquartered in Los Angeles, California, with executive offices in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 72 full-service branches located in California, one branch located in Durham, North Carolina, and one branch located in Denver, Colorado. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank also offers venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID-19 pandemic is adversely affecting PacWest Bancorp, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID-19 pandemic and the severity of its impact on key macro-economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, the magnitude of individual loan losses on security monitoring loans, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	September 30,
	2020	2020	2019
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$187,176	$174,059	$252,596
Interest-earning deposits in financial institutions	2,766,020	1,747,077	483,405
Total cash and cash equivalents	2,953,196	1,921,136	736,001

Securities available-for-sale, at estimated fair value	4,532,614	3,851,141	3,817,348
Federal Home Loan Bank stock, at cost	17,250	17,250	26,865
Total investment securities	4,549,864	3,868,391	3,844,213

Gross loans and leases held for investment	19,101,680	19,780,476	18,796,011
Deferred fees, net	(75,480)	(85,845)	(60,468)
Total loans and leases held for investment, net of deferred fees	19,026,200	19,694,631	18,735,543
Allowance for loan and lease losses	(345,966)	(301,050)	(138,552)
Total loans and leases held for investment, net	18,680,234	19,393,581	18,596,991

Equipment leased to others under operating leases	286,425	295,191	295,854
Premises and equipment, net	40,544	42,299	37,926
Foreclosed assets, net	13,747	1,449	1,366
Goodwill	1,078,670	1,078,670	2,548,670
Core deposit and customer relationship intangibles, net	26,813	30,564	42,547
Other assets	797,223	734,457	621,059
Total assets	$28,426,716	$27,365,738	$26,724,627

LIABILITIES:
Noninterest-bearing deposits	$9,346,744	$8,629,543	$7,441,185
Interest-bearing deposits	14,618,951	14,299,036	12,292,018
Total deposits	23,965,695	22,928,579	19,733,203
Borrowings	60,000	60,000	1,253,031
Subordinated debentures	463,282	460,772	456,145
Accrued interest payable and other liabilities	451,508	463,489	362,140
Total liabilities	24,940,485	23,912,840	21,804,519
STOCKHOLDERS' EQUITY (1)	3,486,231	3,452,898	4,920,108
Total liabilities and stockholders’ equity	$28,426,716	$27,365,738	$26,724,627

Book value per share	$29.42	$29.17	$41.06
Tangible book value per share (2)	$20.09	$19.80	$19.43
Shares outstanding	118,489,927	118,374,603	119,831,192

(1) Includes net unrealized gain on securities available-for-sale, net	$155,474	$145,038	$95,887

(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$240,811	$247,851	$275,978	$750,940	$834,443
Investment securities	24,443	26,038	28,806	77,927	87,434
Deposits in financial institutions	654	186	2,424	2,448	4,423
Total interest income	265,908	274,075	307,208	831,315	926,300

Interest expense:
Deposits	9,887	13,075	40,703	51,209	113,658
Borrowings	27	1,319	6,852	8,124	21,772
Subordinated debentures	4,670	5,402	7,417	16,632	22,860
Total interest expense	14,584	19,796	54,972	75,965	158,290

Net interest income	251,324	254,279	252,236	755,350	768,010
Provision for credit losses	97,000	120,000	7,000	329,000	19,000
Net interest income after provision for credit losses	154,324	134,279	245,236	426,350	749,010

Noninterest income:
Service charges on deposit accounts	2,570	2,004	3,525	7,232	11,026
Other commissions and fees	10,541	10,111	10,855	30,373	33,453
Leased equipment income	9,900	12,037	9,615	34,188	28,079
Gain on sale of loans and leases	35	346	765	468	1,091
Gain on sale of securities	5,270	7,715	908	13,167	25,261
Other income	9,936	6,645	7,761	20,782	16,476
Total noninterest income	38,252	38,858	33,429	106,210	115,386

Noninterest expense:
Compensation	75,131	61,910	71,424	198,323	211,225
Occupancy	14,771	14,494	14,089	43,472	42,866
Data processing	6,505	7,102	7,044	20,061	20,786
Other professional services	4,713	4,146	4,400	13,117	13,542
Insurance and assessments	3,939	9,373	4,100	17,561	12,236
Intangible asset amortization	3,751	3,882	4,833	11,581	14,573
Leased equipment depreciation	7,057	7,102	5,951	21,364	17,160
Foreclosed assets expense (income), net	335	(146)	8	255	(109)
Acquisition, integration and reorganization costs	-	-	-	-	618
Customer related expense	4,762	4,408	3,539	13,102	9,887
Loan expense	3,499	3,379	3,628	9,528	9,964
Goodwill impairment	-	-	-	1,470,000	-
Other expense	8,939	11,315	7,793	29,973	25,775
Total noninterest expense	133,402	126,965	126,809	1,848,337	378,523

Earnings (loss) before income taxes	59,174	46,172	151,856	(1,315,777)	485,873
Income tax expense	13,671	12,968	41,830	38,627	135,118
Net earnings (loss)	$45,503	$33,204	$110,026	$(1,354,404)	$350,755

Basic and diluted earnings (loss) per share	$0.38	$0.28	$0.92	$(11.60)	$2.91
Dividends declared and paid per share	$0.25	$0.25	$0.60	$1.10	$1.80

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS (LOSS) PER SHARE CALCULATIONS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
	(In thousands, except per share data)
Basic Earnings (Loss) Per Share:
Net earnings (loss)	$45,503	$33,204	$110,026	$(1,354,404)	$350,755
Less: earnings allocated to unvested restricted stock (1)	(578)	(362)	(1,369)	(1,603)	(3,725)
Net earnings (loss) allocated to common shares	$44,925	$32,842	$108,657	$(1,356,007)	$347,030

Weighted-average basic shares and unvested restricted stock outstanding	118,438	118,192	119,831	118,469	120,691
Less: weighted-average unvested restricted stock outstanding	(1,684)	(1,606)	(1,622)	(1,596)	(1,480)
Weighted-average basic shares outstanding	116,754	116,586	118,209	116,873	119,211
Basic earnings (loss) per share	$0.38	$0.28	$0.92	$(11.60)	$2.91

Diluted Earnings (Loss) Per Share:
Net earnings (loss) allocated to common shares	$44,925	$32,842	$108,657	$(1,356,007)	$347,030

Weighted-average diluted shares outstanding	116,754	116,586	118,209	116,873	119,211

Diluted earnings (loss) per share	$0.38	$0.28	$0.92	$(11.60)	$2.91

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$19,195,737	$241,547	5.01%	$19,951,603	$248,474	5.01%	$18,539,281	$276,309	5.91%
Investment securities (3)	4,107,915	26,015	2.52%	3,846,459	27,430	2.87%	3,809,243	32,213	3.36%
Deposits in financial institutions	2,554,349	654	0.10%	733,142	186	0.10%	445,152	2,424	2.16%
Total interest-earning assets (1)	25,858,001	268,216	4.13%	24,531,204	276,090	4.53%	22,793,676	310,946	5.41%
Other assets	2,077,192			2,090,023			3,612,927
Total assets	$27,935,193			$26,621,227			$26,406,603

Liabilities and Stockholders' Equity:
Interest checking	$4,904,614	2,019	0.16%	$4,001,750	1,573	0.16%	$3,598,698	11,942	1.32%
Money market	7,170,842	3,081	0.17%	6,114,354	2,856	0.19%	5,121,856	14,807	1.15%
Savings	565,395	35	0.02%	524,335	33	0.03%	515,649	218	0.17%
Time	1,876,072	4,752	1.01%	2,475,858	8,613	1.40%	2,795,573	13,736	1.95%
Total interest-bearing deposits	14,516,923	9,887	0.27%	13,116,297	13,075	0.40%	12,031,776	40,703	1.34%
Borrowings	181,315	27	0.06%	871,110	1,319	0.61%	1,181,313	6,852	2.30%
Subordinated debentures	462,375	4,670	4.02%	459,466	5,402	4.73%	456,011	7,417	6.45%
Total interest-bearing liabilities	15,160,613	14,584	0.38%	14,446,873	19,796	0.55%	13,669,100	54,972	1.60%
Noninterest-bearing demand deposits	8,812,391			8,292,151			7,487,555
Other liabilities	464,320			435,353			359,202
Total liabilities	24,437,324			23,174,377			21,515,857
Stockholders' equity	3,497,869			3,446,850			4,890,746
Total liabilities and stockholders' equity	$27,935,193			$26,621,227			$26,406,603
Net interest income (1)		$253,632			$256,294			$255,974
Net interest spread (1)			3.75%			3.98%			3.81%
Net interest margin (1)			3.90%			4.20%			4.46%

Total deposits (4)	$23,329,314	$9,887	0.17%	$21,408,448	$13,075	0.25%	$19,519,331	$40,703	0.83%

(1) Tax equivalent.

(2) Includes discount accretion on acquired loans of $2.0 million, $2.5 million, and $2.6 million for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively.

(3) Includes tax-equivalent adjustments of $1.6 million, $1.4 million, and $3.4 million for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$187,176	$174,059	$172,570	$172,585	$252,596
Interest-earning deposits in financial institutions	2,766,020	1,747,077	439,690	465,039	483,405
Total cash and cash equivalents	2,953,196	1,921,136	612,260	637,624	736,001

Securities available-for-sale	4,532,614	3,851,141	3,757,663	3,797,187	3,817,348
Federal Home Loan Bank stock	17,250	17,250	54,244	40,924	26,865
Total investment securities	4,549,864	3,868,391	3,811,907	3,838,111	3,844,213

Gross loans and leases held for investment	19,101,680	19,780,476	19,806,394	18,910,740	18,796,011
Deferred fees, net	(75,480)	(85,845)	(61,089)	(63,868)	(60,468)
Total loans and leases held for investment, net of deferred fees	19,026,200	19,694,631	19,745,305	18,846,872	18,735,543
Allowance for loan and lease losses	(345,966)	(301,050)	(221,292)	(138,785)	(138,552)
Total loans and leases held for investment, net	18,680,234	19,393,581	19,524,013	18,708,087	18,596,991

Equipment leased to others under operating leases	286,425	295,191	306,530	324,084	295,854
Premises and equipment, net	40,544	42,299	39,799	38,585	37,926
Foreclosed assets, net	13,747	1,449	1,701	440	1,366
Goodwill	1,078,670	1,078,670	1,078,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	26,813	30,564	34,446	38,394	42,547
Other assets	797,223	734,457	733,941	636,811	621,059
Total assets	$28,426,716	$27,365,738	$26,143,267	$26,770,806	$26,724,627

LIABILITIES:
Noninterest-bearing deposits	$9,346,744	$8,629,543	$7,510,218	$7,243,298	$7,441,185
Interest-bearing deposits	14,618,951	14,299,036	12,065,619	11,989,738	12,292,018
Total deposits	23,965,695	22,928,579	19,575,837	19,233,036	19,733,203
Borrowings	60,000	60,000	2,295,000	1,759,008	1,253,031
Subordinated debentures	463,282	460,772	458,994	458,209	456,145
Accrued interest payable and other liabilities	451,508	463,489	423,047	365,856	362,140
Total liabilities	24,940,485	23,912,840	22,752,878	21,816,109	21,804,519
STOCKHOLDERS' EQUITY (1)	3,486,231	3,452,898	3,390,389	4,954,697	4,920,108
Total liabilities and stockholders’ equity	$28,426,716	$27,365,738	$26,143,267	$26,770,806	$26,724,627

Book value per share	$29.42	$29.17	$28.75	$41.36	$41.06
Tangible book value per share (2)	$20.09	$19.80	$19.31	$19.77	$19.43
Shares outstanding	118,489,927	118,374,603	117,916,789	119,781,605	119,831,192

(1) Includes net unrealized gain on securities available-for-sale, net	$155,474	$145,038	$90,916	$78,658	$95,887
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS (LOSS)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$240,811	$247,851	$262,278	$263,402	$275,978
Investment securities	24,443	26,038	27,446	28,135	28,806
Deposits in financial institutions	654	186	1,608	2,056	2,424
Total interest income	265,908	274,075	291,332	293,593	307,208

Interest expense:
Deposits	9,887	13,075	28,247	34,802	40,703
Borrowings	27	1,319	6,778	5,189	6,852
Subordinated debentures	4,670	5,402	6,560	6,983	7,417
Total interest expense	14,584	19,796	41,585	46,974	54,972

Net interest income	251,324	254,279	249,747	246,619	252,236
Provision for credit losses	97,000	120,000	112,000	3,000	7,000
Net interest income after provision for credit losses	154,324	134,279	137,747	243,619	245,236

Noninterest income:
Service charges on deposit accounts	2,570	2,004	2,658	3,611	3,525
Other commissions and fees	10,541	10,111	9,721	10,170	10,855
Leased equipment income	9,900	12,037	12,251	10,648	9,615
Gain on sale of loans and leases	35	346	87	23	765
Gain on sale of securities	5,270	7,715	182	184	908
Other income	9,936	6,645	4,201	2,540	7,761
Total noninterest income	38,252	38,858	29,100	27,176	33,429

Noninterest expense:
Compensation	75,131	61,910	61,282	74,637	71,424
Occupancy	14,771	14,494	14,207	14,541	14,089
Data processing	6,505	7,102	6,454	6,770	7,044
Other professional services	4,713	4,146	4,258	4,261	4,400
Insurance and assessments	3,939	9,373	4,249	4,168	4,100
Intangible asset amortization	3,751	3,882	3,948	4,153	4,833
Leased equipment depreciation	7,057	7,102	7,205	6,856	5,951
Foreclosed assets expense (income), net	335	(146)	66	(3,446)	8
Acquisition, integration and reorganization costs	-	-	-	(269)	-
Customer related expense	4,762	4,408	3,932	3,952	3,539
Loan expense	3,499	3,379	2,650	2,967	3,628
Goodwill impairment	-	-	1,470,000	-	-
Other expense	8,939	11,315	9,719	5,138	7,793
Total noninterest expense	133,402	126,965	1,587,970	123,728	126,809

Earnings (loss) before income taxes	59,174	46,172	(1,421,123)	147,067	151,856
Income tax expense	13,671	12,968	11,988	29,186	41,830
Net earnings (loss)	$45,503	$33,204	$(1,433,111)	$117,881	$110,026

Basic and diluted earnings (loss) per share	$0.38	$0.28	$(12.23)	$0.98	$0.92
Dividends declared and paid per share	$0.25	$0.25	$0.60	$0.60	$0.60

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	0.65%	0.50%	(21.27)%	1.77%	1.65%
Pre-provision, pre-goodwill impairment,
pre-tax net revenue ("PPNR")
return on average assets (1)(2)	2.22%	2.51%	2.39%	2.26%	2.39%
Return on average equity (1)	5.18%	3.87%	(116.28)%	9.49%	8.93%
Return on average tangible equity (1)(2)	8.20%	6.39%	6.88%	20.68%	19.84%
Efficiency ratio	45.1%	42.9%	40.6%	44.8%	42.3%
Noninterest expense as a percentage of average assets (1)	1.90%	1.92%	23.57%	1.86%	1.91%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.01%	5.01%	5.54%	5.67%	5.91%
Average interest-earning assets (3)	4.13%	4.53%	5.02%	5.14%	5.41%
Cost of:
Average interest-bearing deposits	0.27%	0.40%	0.95%	1.14%	1.34%
Average total deposits	0.17%	0.25%	0.59%	0.71%	0.83%
Average interest-bearing liabilities	0.38%	0.55%	1.16%	1.36%	1.60%
Net interest spread (3)	3.75%	3.98%	3.86%	3.78%	3.81%
Net interest margin (3)	3.90%	4.20%	4.31%	4.33%	4.46%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$19,195,737	$19,951,603	$19,065,035	$18,470,583	$18,539,281
Interest-earning assets	25,858,001	24,531,204	23,455,636	22,779,867	22,793,676
Total assets	27,935,193	26,621,227	27,099,040	26,380,739	26,406,603
Liabilities:
Noninterest-bearing deposits	8,812,391	8,292,151	7,357,717	7,338,888	7,487,555
Interest-bearing deposits	14,516,923	13,116,297	11,896,780	12,102,902	12,031,776
Total deposits	23,329,314	21,408,448	19,254,497	19,441,790	19,519,331
Borrowings	181,315	871,110	2,026,749	1,179,220	1,181,313
Subordinated debentures	462,375	459,466	458,399	456,997	456,011
Interest-bearing liabilities	15,160,613	14,446,873	14,381,928	13,739,119	13,669,100
Stockholders' equity	3,497,869	3,446,850	4,956,778	4,930,182	4,890,746

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.45%	0.84%	0.48%	0.49%	0.53%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.52%	0.85%	0.49%	0.49%	0.54%
Classified loans and leases held for investment to loans and leases held for investment	1.44%	1.49%	0.75%	0.93%	1.01%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	2.01%	2.42%	2.36%	0.06%	0.15%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.75%	0.27%	0.40%	0.02%	0.10%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.36%	0.20%	0.19%	0.09%	0.20%
Allowance for loan and lease losses to loans and leases held for investment	1.82%	1.53%	1.12%	0.74%	0.74%
Allowance for credit losses to loans and leases held for investment	2.33%	1.94%	1.39%	0.93%	0.92%
Allowance for credit losses to nonaccrual loans and leases held for investment	516.9%	229.7%	287.5%	189.1%	174.0%

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	8.66%	8.93%	8.63%	9.74%	9.50%
Common equity tier 1 capital ratio (1)	10.46%	9.97%	9.22%	9.78%	9.55%
Tier 1 capital ratio (1)	10.46%	9.97%	9.22%	9.78%	9.55%
Total capital ratio (1)	13.74%	13.18%	12.07%	12.41%	12.16%
Risk-weighted assets (1)	$22,109,592	$22,781,836	$24,214,209	$23,582,495	$23,579,614

Equity to assets ratio	12.26%	12.62%	12.97%	18.51%	18.41%
Tangible common equity ratio (2)	8.71%	8.93%	9.10%	9.79%	9.65%
Book value per share	$29.42	$29.17	$28.75	$41.36	$41.06
Tangible book value per share (2)	$20.09	$19.80	$19.31	$19.77	$19.43

Pacific Western Bank:
Tier 1 leverage capital ratio (1)	9.70%	10.03%	9.71%	10.95%	10.72%
Common equity tier 1 capital ratio (1)	11.71%	11.18%	10.38%	11.00%	10.79%
Tier 1 capital ratio (1)	11.71%	11.18%	10.38%	11.00%	10.79%
Total capital ratio (1)	12.97%	12.44%	11.39%	11.74%	11.52%

(1) Capital information for September 30, 2020 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) PPNR, (2) PPNR return on average assets (3) return on average tangible equity, (4) tangible common equity ratio, and (5) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, tangible book value per share, and PPNR is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Nine Months Ended
PPNR and PPNR Return	September 30,	June 30,	September 30,	September 30,
on Average Assets	2020	2020	2019	2020	2019
	(Dollars in thousands)
Net earnings (loss)	$45,503	$33,204	$110,026	$(1,354,404)	$350,755
Add: Provision for credit losses	97,000	120,000	7,000	329,000	19,000
Add: Goodwill impairment	-	-	-	1,470,000	-
Add: Income tax expense	13,671	12,968	41,830	38,627	135,118
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR")	$156,174	$166,172	$158,856	$483,223	$504,873

Average assets	$27,935,193	$26,621,227	$26,406,603	$27,221,102	$26,012,890

Return on average assets (1)	0.65%	0.50%	1.65%	(6.65)%	1.80%
PPNR return on average assets (2)	2.22%	2.51%	2.39%	2.37%	2.59%

(1) Annualized net earnings (loss) divided by average assets.

(2) Annualized PPNR divided by average assets.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Return on Average Tangible Equity	2020	2020	2019	2020	2019
	(Dollars in thousands)
Net earnings (loss)	$45,503	$33,204	$110,026	$(1,354,404)	$350,755
Add: Intangible asset amortization	3,751	3,882	4,833	11,581	14,573
Add: Goodwill impairment	-	-	-	1,470,000	-
Adjusted net earnings	$49,254	$37,086	$114,859	$127,177	$365,328

Average stockholders' equity	$3,497,869	$3,446,850	$4,890,746	$3,965,453	$4,842,140
Less: Average intangible assets	1,107,548	1,111,302	2,593,925	1,594,231	2,598,806
Average tangible common equity	$2,390,321	$2,335,548	$2,296,821	$2,371,222	$2,243,334

Return on average equity (1)	5.18%	3.87%	8.93%	(45.62)%	9.68%
Return on average tangible equity (2)	8.20%	6.39%	19.84%	7.16%	21.77%

(1) Annualized net earnings divided by average stockholders' equity.

(2) Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible Book Value Per Share	2020	2020	2020	2019	2019
	(Dollars in thousands, except per share data)
Stockholders' equity	$3,486,231	$3,452,898	$3,390,389	$4,954,697	$4,920,108
Less: Intangible assets	1,105,483	1,109,234	1,113,116	2,587,064	2,591,217
Tangible common equity	$2,380,748	$2,343,664	$2,277,273	$2,367,633	$2,328,891

Total assets	$28,426,716	$27,365,738	$26,143,267	$26,770,806	$26,724,627
Less: Intangible assets	1,105,483	1,109,234	1,113,116	2,587,064	2,591,217
Tangible assets	$27,321,233	$26,256,504	$25,030,151	$24,183,742	$24,133,410

Equity to assets ratio	12.26%	12.62%	12.97%	18.51%	18.41%
Tangible common equity ratio (1)	8.71%	8.93%	9.10%	9.79%	9.65%

Book value per share	$29.42	$29.17	$28.75	$41.36	$41.06
Tangible book value per share (2)	$20.09	$19.80	$19.31	$19.77	$19.43
Shares outstanding	118,489,927	118,374,603	117,916,789	119,781,605	119,831,192

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.